UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2026, Universal Health Services, Inc. issued the press release attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

As disclosed in our Annual Report for the year ended December 31, 2025, filed on February 25, 2026, UHS of Delaware, Inc., the wholly-owned administrative services subsidiary of Universal Health Services, Inc. ("the Company") is a defendant in a lawsuit, St. Mary’s Medical Group, Inc. et. al. v. Pinnacle Medical Group, Northern Nevada, et. al., filed in Washoe County, Nevada, along with Pinnacle Management Group NV, LLC ("Pinnacle Medical Group", in which a subsidiary of the Company holds a 50% interest) and several individuals. The Company was previously dismissed from the lawsuit. The lawsuit contains allegations of intentional interference with contractual relationships and prospective economic advantage resulting from the departure of several physicians and advance practice providers from St. Mary’s Medical Group in Reno, Nevada, who joined Pinnacle Medical Group in 2021. A trial of this matter was concluded on September 26, 2025, with a verdict rendered against UHS of Delaware, Inc. and the other defendants for approximately $4.7 million in compensatory damages. The jury also awarded punitive damages against UHS of Delaware, Inc. of $500 million and lesser amounts against some of the other defendants.

UHS of Delaware, Inc. and the other defendants challenged this verdict in post-judgment trial court proceedings on various grounds. On February 25,2026, the judge issued a verbal order granting a new trial based upon juror misconduct. As a result of this ruling, it is anticipated that the entire verdict will be vacated and a new trial will be scheduled at the court’s convenience. Plaintiffs may attempt to appeal this ruling.

Even if the verdict is reinstated on appeal, under Nevada statutory law, we would expect the punitive damages to be reduced to a maximum of approximately $14 million and recent Nevada Supreme Court precedent could further reduce the amount of punitive damages. Although we are uncertain as to the ultimate financial exposure related to this matter and we can make no assurance regarding its outcome, or the amount of damages that may be recoverable after post-judgment proceedings and appeals, during the third quarter of 2025, we recorded an $18 million legal reserve in connection with this matter. If this matter is decided adversely to us, this matter could have a material adverse effect on the financial condition of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Universal Health Services, Inc., press release, dated February 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Exhibit

99.1	Universal Health Services, Inc., press release, dated February 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: February 26, 2026